Exhibit 99.1
Rochester Medical Corporation 2010 Annual Meeting January 28, 2010

Forward Looking Statements This presentation contains forward-looking statements that involve risks and uncertainties, including the uncertainty of estimated revenues and profits, as well as the uncertainty of market acceptance of new product introductions, the uncertainty of gaining new strategic relationships or locating and capitalizing on strategic opportunities, the uncertainty of timing of private label sales revenues (particularly international customers), FDA and other regulatory review and response times, and other risk factors listed from time to time in the Company's SEC reports and filings, including, without limitation, the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended September 30, 2009.

Outline Corporate Overview Revenue Growth Products Opportunities

Company Facts Develop, Manufacture and Sell Disposable Incontinence and Bladder Drainage Devices Four Major Product Categories Rochester Medical Brand Sold in Over 75 Countries Focus on North America and Europe Private Label Sales to Major Medical Device Companies 28 Acres in Stewartville, Minnesota + Lancing UK 300+ Employees and growing Numerous Patents Award Winning Technology Fortune FSB100 Fastest Growing Companies #16

Sales -Brand Focused Growth Private Label "Stability" F04 F05 F06 F07 F08 F09* RM Branded 6551000 7351000 10797000 19226000 23848000 26331495 Private Label 2427665 8591000 10834000 13437000 11344000 11543445 *F09 if £ to $ exchange rates had not fallen (1.966 - 1.558)

Q1 2010 Sales Q1-09 Q1-10 RM Branded 5564407 6722812 Private Label 2871677 3501977 21% Overall Sales Growth 25% U.S./U.K. Branded Growth 73% US Foley Sales Growth 30% US Intermittent Growth

Market Opportunity Products/Markets U.S. U.K. Rest of Europe Total Male External Catheter $50 $18 $60 $128 Intermittent $400 $100 $300 $800 Foley/Urological Catheter $400 $50 $70 $520 TOTALS $850 $168 $430 1,448 ($ in millions) At Home Care At Home Care AcuteCare

Marketing Overview Acute Care Homecare FemSoft

Acute Care Recent Highlights: Introduced StrataSI Silicone Foley Catheters with Comfort Layered Technology The most significant advancement in 40 years Introduced StrataNF Anti-infection Foley Catheter The only anti-infection Foley Catheter indicated for reducing CAUTI Numerous hospitals at various stages of evaluation with an accelerating rate of conversions

Acute Care Recent Highlights: Two new GPO contracts Broadlane Premier (3yr renewal) 90% of US Market is Latex We believe Strata Technology obsoletes the need for Latex Strata Technology gives hospitals all the benefits of silicone without sacrificing comfort StrataNF is the only Foley Catheter indicated to reduce UTI's

Acute Care Communications Campaign Direct Mail

Acute Care Communications Campaign Aggressive trade show promotion SHEA/ IDSA/ APIC Decennial AUA APIC

Acute Care Communications Campaign Targeted high visibility journal advertising

Homecare 2009 Highlights: Launched Magic3 Intermittent Catheters

Homecare Magic is Best in Class Unique composite Three distinct Layers Easy Handling Gentle on sensitive tissue Proprietary Hydrophilic Surface Proprietary Antibacterial Surface

Homecare DTC Campaign: Targeted Journal Advertising

Homecare DTC Campaign: End User Events

Homecare DTC Campaign: Direct Mail

Homecare Communications Campaign: DTC - Micro-site

Homecare Communications Campaign: DTC - Brochure

FemSoft 2009 Highlights: Completed CMS application for reimbursement Granted unique HCPCS code Medicare coverage initiated Jan.1, 2010 Approved for reimbursement in the UK UK coverage initiated Jan. 1, 2010

FemSoft 2010 Pilot Market Introductions: Charlotte, NC specialty clinic focus Southern Florida field rep / direct-market distributor focus

FemSoft Communications Campaign: Print Advertising Out-of-Home Advertising Television Ad Lead/Referral/Follow-up Process

FemSoft Communications Campaign: Print Advertising: Regional placements in magazines with readership by women in target audience Cosmo, Elle, Fitness, Health, Country Living, House Beautiful, Cooking Light, Food & Wine, to name a few!

FemSoft Live with confidence...

FemSoft Communications Campaign: Out of home: Restroom advertising in salons, shopping centers, restaurants, fitness centers Tear-off pad with clear call-to-action

FemSoft Communications Campaign: Television: 30-second spot that brings silhouettes to life Modern, elegant, up-beat and positive messaging Clear, memorable call-to-action

FemSoft Communications Campaign: DTC - micro-site:

FemSoft Commercial

Recent Customer Feedback "FemSoft saved my life! (Before FemSoft) I had to quit working. When I found out about them, it really improved my life." "I can ride bike without worry. It takes little practice but worth while." "I have been able to go walk and shop without fear of getting wet."

Recent Customer Feedback "Start using them as soon as possible - they will give you your freedom back." "FemSoft is easy, comfortable and reliable! Don't be miserable, be safe with FemSoft! Would not be able to play tennis without FemSoft." "It is easy to use, comfortable to the point that I forget I have inserted it."

CMS Approval for Individual Code for FemSoft in the U.S. Drug Tariff approval in the U.K. New Femsoft Opportunity

Only device of its kind Advanced, proprietary, patented Elegant solution for female incontinence Unique to Rochester Medical

U.S. FemSoft Potential 12,000,000 Clinically Incontinent Females 5% Penetration = 600,000 Users At Current Reimbursement Assuming 2 devices per day = $937,320,000

U.K. FemSoft Potential 2,400,000 Clinically Incontinent Females 5% Penetration = 120,000 Users At Newly Approved Reimbursement Assuming 2 devices per day = $210,240,000

FemSoft Market Acceptance Difficult to Predict Stress Incontinence is a very significant problem Current Users satisfied with FemSoft solution However, most women's first reaction to concept of urethral insertion is hesitancy, caution, uncertainty. Consumer and clinical education needed to instill confidence

Summary Excellent Opportunities Rochester Medical in strong position to achieve success Superior, advanced products and technology New market dynamics (reimbursement policies) New focus on infection control Core structure in place Magic Intermittents off to a great start! StrataSI and StrataNF off to a great start! Significant Additional RD in the pipeline Major new opportunities...FemSoft(r)

FemSoft Commercial

Forward Looking Statements This presentation contains forward-looking statements that involve risks and uncertainties, including the uncertainty of estimated revenues and profits, as well as the uncertainty of market acceptance of new product introductions, the uncertainty of gaining new strategic relationships or locating and capitalizing on strategic opportunities, the uncertainty of timing of private label sales revenues (particularly international customers), FDA and other regulatory review and response times, and other risk factors listed from time to time in the Company's SEC reports and filings, including, without limitation, the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended September 30, 2009.